                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
     (2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                       METRO ONE TELECOMMUNICATIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No Fee Required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ---------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ---------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ---------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ---------------------------------------------------------------

    (5) Total fee paid:

        ---------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ---------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        ---------------------------------------------------------------

    (3) Filing Party:

        ---------------------------------------------------------------

    (4) Date Filed:

        ---------------------------------------------------------------

                       METRO ONE TELECOMMUNICATIONS, INC.
                           11200 Murray Scholls Place
                             Beaverton, Oregon 97007



                                December __, 2000





Dear Shareholder:

       You are cordially invited to attend a Special Meeting of Shareholders of Metro One Telecommunications, Inc. The meeting will be held on January [___], 2001, at 3:30 p.m., local time, at Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, Oregon, 97007.

       At the meeting, you will be asked to approve the proposed sale and issuance to Sonera Media Holding B.V. of 4,000,000 shares of our Common Stock at a price of US$17 per share, or a total of US$68 million, which would represent approximately 25.5% of our outstanding Common Stock after the issuance. Sonera Media Holding B.V. is a wholly-owned subsidiary of Sonera Corporation, a publicly traded telecommunications company organized in Finland. Sonera Corporation has been making a series of strategic investments worldwide in the telecommunications industry, including the areas of directory assistance and information services. In addition, you will be asked to approve an amendment of our 1994 Stock Incentive Plan to increase the number of shares available for issuance.

       WHETHER OR NOT YOU PLAN TO ATTEND, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING. THEREFORE, I URGE YOU TO SIGN, DATE, AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU DECIDE TO ATTEND THE MEETING AND VOTE IN PERSON, YOU WILL, OF COURSE, HAVE THAT OPPORTUNITY.

       On behalf of the Board of Directors, I would like to express our continued appreciation for your interest in Metro One's affairs.

                                          Sincerely,




                                          Timothy A. Timmins
                                          President and Chief Executive Officer

                       METRO ONE TELECOMMUNICATIONS, INC.
                           11200 Murray Scholls Place
                             Beaverton, Oregon 97007


                         ------------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY [__], 2001

                         ------------------------------




To the Shareholders of
Metro One Telecommunications, Inc.:

       Notice is hereby given that a Special Meeting of Shareholders of Metro One Telecommunications, Inc. will be held on January [__], 2001 at 3:30 p.m., local time, at Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, Oregon, 97007 for the following purposes:

       1. To approve the sale and issuance, at US$17 per share or US$68 million in the aggregate, to Sonera Media Holding B.V. of 4,000,000 shares of our Common Stock, which would represent approximately 25.5% of our outstanding Common Stock after the issuance.

       2. To approve an amendment of our 1994 Stock Incentive Plan to increase the number of shares of Common Stock authorized for issuance.

       3. To transact such other business as may properly come before the meeting.

       The Board of Directors has fixed December __, 2000, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

                                           By Order of the Board of Directors



                                           Gary E. Henry
                                           Secretary


Beaverton, Oregon
December __, 2000

                       METRO ONE TELECOMMUNICATIONS, INC.
                           11200 Murray Scholls Place
                             Beaverton, Oregon 97007


                         ------------------------------

                                 PROXY STATEMENT

                         ------------------------------



                               THE SPECIAL MEETING

         This Proxy Statement is furnished to shareholders of Metro One Telecommunications, Inc. in connection with the solicitation by the Board of Directors of proxies for use at the Special Meeting of Shareholders to be held on January [__], 2001 at 3:30 p.m., local time, and at any adjournments or postponements thereof.

         At the meeting, you will be asked to approve the sale and issuance, at US$17 per share or US$68 million in the aggregate, of 4,000,000 shares of our Common Stock to Sonera Media Holding B.V., to approve an amendment to our 1994 Stock Incentive Plan to increase the number of shares authorized for issuance, and to transact such other business as may properly come before the meeting. This Proxy Statement, together with the enclosed proxy, is first being mailed to shareholders on or about December __, 2000.

RECORD DATE AND QUORUM

         The Board of Directors has fixed December __, 2000 as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on that date will be entitled to notice of and to vote at the meeting, with each such share entitling its owner to one vote on all matters properly presented at the meeting. On the record date, there were _____________ shares of Common Stock outstanding. The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business.

VOTING

         If the enclosed form of proxy is properly executed and returned in time to be voted at the meeting, the shares represented by the proxy will be voted in accordance with the instructions as marked. Executed but unmarked proxies will be voted FOR approval of the issuance of 4,000,000 shares of our Common Stock to Sonera Media Holding B.V. and FOR the amendment to our 1994 Stock Incentive Plan.

         Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists but are not counted as votes cast and have no effect on the results of the vote on the proposals being put before the shareholders.

REVOCATION OF PROXIES

         Your presence at the meeting will not automatically revoke your proxy. You may, however, revoke your proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Secretary, Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, Oregon 97007, or by attending the meeting and voting in person. All valid, unrevoked proxies will be voted at the meeting.

            APPROVAL OF THE ISSUANCE OF OUR COMMON STOCK TO SONERA
                                 (PROPOSAL I)

         At the meeting, your are being asked to approve of the sale and issuance, at US$17 per share or US$68 million in the aggregate, of 4,000,000 shares of our Common Stock to Sonera Media Holding B.V., a company organized under the laws of the Netherlands and a wholly owned subsidiary of Sonera Corporation, a limited liability company organized under the laws of Finland. After this issuance, Sonera would indirectly own approximately 25.5% of our outstanding Common Stock.

BACKGROUND

         In May 2000, Sonera approached us to explore a potential strategic relationship and investment. We were aware that Sonera had been making substantial strategic investments in telecommunications companies in the U.S. and elsewhere and that one division of Sonera is engaged in the directory assistance services business, providing such services primarily in Europe through a variety of channels. Around the time of this initial contact, we were contacted by other possible strategic investors. This caused the Board, in June 2000, to direct management to engage the services of an investment banking firm to guide it with respect to any such investments and to explore with the Board other alternatives. On July 31, 2000, Metro One engaged Donaldson, Lufkin & Jenrette (now Credit Suisse First Boston) as its financial advisor, and we will pay a fee to that firm in connection with the issuance. Metro One will also pay fees to D.A. Davidson & Co. and Needham & Company, Inc. in connection with the issuance.

         Our talks with Sonera continued throughout the months of July, August, September, October and into November, and Sonera was permitted to conduct extensive due diligence of our business and financial affairs. In September 2000, meetings were held in Portland, Oregon, and the negotiations reached a stage to warrant a visit late in September by Messrs. Timmins and Rutherford to Sonera's offices in Helsinki, Finland.

         On October 13, 2000, the Board of Directors was presented with a form of Stock Purchase Agreement and an outline of the proposed terms of an Investment Agreement and Registration Rights Agreement. After a presentation by our financial advisor and discussion, the Board authorized entering into a Stock Purchase Agreement and these ancillary agreements as approved by our officers, and the issuance of the shares of Common Stock provided by the Stock Purchase Agreement. The Board was advised that approval of the transaction contemplated by the Stock Purchase Agreement would make the anti-takeover provisions of Oregon Business Corporation Act Section 60.835 inapplicable to any future business combination with Sonera. During this period through November 8th, the parties continued to negotiate the terms of the Stock Purchase Agreement and of the ancillary agreements.

         The Stock Purchase Agreement, with the forms of an Investment Agreement and Registration Rights Agreement attached, was signed with Sonera Media Holding B.V., in the evening of November 8, 2000, and we announced the signing simultaneously with Sonera on the morning (evening in Helsinki) of November 9. The Registration Rights Agreement and Investment Agreement will be signed at the closing of the transaction.

STOCK PURCHASE AGREEMENT

         Pursuant to the Stock Purchase Agreement, Sonera has agreed to purchase from us 4,000,000 shares of our Common Stock at US$17 per share, or an aggregate purchase price of US$68 million.

         The Stock Purchase Agreement contains various representations and warranties of the parties. Our representations and warranties relate, among other things, to our organization, capitalization, reports and financial statements filed with the Securities and Exchange Commission, intellectual property and permits, as well as the absence of conflicts with the agreements and of litigation.

         The closing of the purchase is subject to the satisfaction of certain conditions, including the accuracy of the representations and warranties of the parties, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (which waiting period has been terminated), entering into an Investment Agreement and a Registration Rights Agreement with Sonera substantially in the forms attached to the Stock Purchase Agreement, and approval by our shareholders, if required by the Nasdaq Marketplace Rules. It is anticipated that the closing will take place shortly following shareholder approval of the sale and issuance to Sonera.

         Sonera Corporation has guaranteed its affiliate's obligations under the Stock Purchase Agreement, the Investment Agreement and the Registration Rights Agreement.

         The Stock Purchase Agreement is subject to termination:

         - by either party in the event of the inaccuracy of representations and warranties of the other party or its failure to comply with its covenants;

         -        by mutual consent of the parties;

         - by either party if the closing shall not have occurred on or prior to April 30, 2001 because approval of our shareholders is required by the Nasdaq Marketplace Rules; or

         - by either party if the requisite shareholder approval is not obtained.

INVESTMENT AGREEMENT

         The Investment Agreement to be entered into with Sonera will provide, among other things, for the following:

         - DESIGNATION OF DIRECTORS. The number of members of our Board of Directors will be increased to seven, and two directors designated by Sonera will be added to the Board. Sonera is entitled to proportional representation if the number of our directors exceeds 10.

         - SONERA'S PURCHASE RIGHTS. If, at any time after the closing and prior to the eighth anniversary of the closing, we propose to issue or sell for cash any Common Stock, or securities convertible into or exchangeable for Common Stock, Sonera will have the right to purchase all or a portion of these securities under certain circumstances, some of which cause the price and terms to approximate market prices and terms, subject to the overall limitation on Sonera's maximum percentage interest described below. The shares purchased by Sonera under the Stock Purchase Agreement and any shares purchased pursuant to Sonera's purchase rights are sometimes referred to as the "Purchased Shares."

         - STANDSTILL. Prior to the third anniversary of the closing, Sonera will be prohibited from acquiring an interest greater than 33% of our Common Stock on a fully-diluted basis and from soliciting proxies or consents or participating in an election process, except in limited circumstances including a third party tender offer or acquisition by a third person or group of an interest representing over 33% of our Common Stock on a fully-diluted basis.

         - RESTRICTION ON TRANSFERS OF PURCHASED SHARES. Except with respect to transfers to permitted affiliated transferees, Sonera will be prohibited from transferring any Purchased Shares prior to the third anniversary of the closing; provided, however, that shares may be sold under certain limited circumstances and, after the second anniversary of the closing, pursuant to Rule 144 under the Securities Act of 1933, as amended (the "1933 Act"), or in an offering registered under the 1933 Act pursuant to the Registration Rights Agreement. From the third to the eighth anniversary of the closing, if Sonera seeks to transfer any Purchased Shares to a nonaffiliated transferee, we will have the right to purchase all or designated blocks of the Purchased Shares under certain circumstances.

         - SONERA PARTICIPATION IN CERTAIN DISPOSITION TRANSACTIONS. If we initiate any process to effect a change in control (as defined in the Investment Agreement), Sonera will have the right to participate on at least an equal basis with any other third party participants in the negotiations. If we effect a change in control, under certain conditions Sonera will have tag-along rights and we will have drag-along rights with respect to the transaction.

         - CERTAIN TRANSACTIONS INVOLVING SONERA. In the event that Sonera enters into a transaction that results in a change in control, and that transaction involves a competitor (as defined in the Investment Agreement), we will have the right to purchase the Purchased Shares from Sonera or require Sonera to use its reasonable best efforts to transfer the Purchased Shares to a third person or persons who are not competitors.

         Certain of the foregoing rights are subject to termination upon the occurrence of certain events, such as the failure of Sonera to retain a specified number of Purchased Shares or the passage of time.

REGISTRATION RIGHTS AGREEMENT

         The Registration Rights Agreement will provide Sonera (and its permitted affiliated transferees and certain other transferees), subject to certain conditions, with three demand registrations and five piggyback registrations under the 1933 Act with respect to the Purchased Shares. These rights may be exercised at any time on or after the second anniversary of the closing, or earlier under certain circumstances. These rights do not expire but are subject to termination in certain circumstances.

REASONS FOR THE TRANSACTION

         The Board of Directors has unanimously approved the proposed issuance of shares to Sonera and believes that the issuance is in the best interests of our shareholders for both financial and strategic reasons.

         From a financial standpoint, the Board considers the price of US$17 per share to be a favorable price for the sale of this large a block of Common Stock, particularly with the restrictions on transfer imposed by the Investment Agreement. The closing bid price of our Common Stock on November 8, 2000, the last day before our announcement of entering into the Stock Purchase Agreement, was US$15.38, and the average closing bid price for the five trading days through November 8, 2000 was US$14.14. In addition, the transaction will provide us with substantial capital to fund future growth and to pay down approximately US$35 million in debt, saving approximately US$4 million annually in interest expense. After the repayment of debt and subject to business results and other business activities through the date of closing, we will have approximately US$30 million in cash from the investment and will have significantly improved our debt-to-equity ratio and borrowing capacity. We view the purchase rights of Sonera under the Investment Agreement to be a potential means of meeting our additional needs for equity capital in the future while keeping Sonera's ownership no higher than 33%.

         We also expect to derive benefits from the proposed strategic relationship with Sonera. Sonera offers directory services by acquiring, processing and distributing content through various channels. In addition to short message services (SMS), wireless application protocol (WAP) and Internet services, Sonera offers operator assisted and automated voice services. Our principal strength has been the operator-assisted voice services provided through a network of strategically located call centers. This strategic relationship is intended to assist us in the development of the electronic side of the telephony business, particularly in the areas of WAP, wireless web, enhanced messaging and e-business.

VOTE REQUIRED

         We have been informally advised by the Nasdaq Stock Market that shareholder approval will be required for the issuance of the shares because of the application of the Nasdaq Marketplace Rules. Accordingly, we are seeking shareholder approval in conformity with these Rules. A majority of the total votes cast on the proposal in person or by proxy is required to approve any issuance to which the Rules would apply.

         YOUR BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE SALE AND ISSUANCE OF THE COMMON STOCK TO SONERA.

                   AMENDMENT OF THE 1994 STOCK INCENTIVE PLAN
                                  (PROPOSAL II)

         At the meeting, you are being asked to approve an amendment to the Company's 1994 Stock Incentive Plan (the "Plan") that will increase the number of shares of Common Stock available for issuance under the Plan by 600,000 shares, from 2,300,000 to 2,900,000 shares of Common Stock. The Plan was approved by the Board of Directors on November 30, 1994 and by the shareholders on November 29, 1995. The number of shares of Common Stock available for issuance under the Plan was increased by the Board of Directors and the shareholders to 2,300,000 in 1999. On December 4, 2000, the Board of Directors unanimously adopted an amendment, subject to issuance of the 4,000,000 shares of Common Stock to Sonera and to shareholder approval, increasing to 2,900,000 the number of shares of Common Stock available for issuance under the Plan.

         As of November 30, 2000, there were 246,422 shares available for future issuance under the Plan, and 1,437,551 shares reserved for issuance on exercise of outstanding options. The Board of Directors believes that, particularly in view of the proposed capital infusion by Sonera and the plans for growth and expansion of our business, it is important that the number of shares available for issuance under the Plan be increased to enhance opportunities to attract, retain and motivate the best available personnel for the successful conduct of our business. The addition of 600,000 shares amounts to 15% of the number of shares proposed to be issued to Sonera, and the amendment of the Plan is expressly conditioned upon the closing of that issuance. In addition, the number of shares reserved for issuance on exercise of outstanding options plus the number of shares available for future issuance under the Plan would equal 15% of our outstanding Common Stock after the issuance to Sonera. Sonera has indicated its support for this increase.

         The principal terms and provisions of the Plan are summarized below. The summary, however, is not intended to be a complete description of all the terms of the Plan. A copy of the Plan, as amended, will be furnished to any shareholder upon written request to the Corporate Secretary at our corporate offices.

DESCRIPTION OF THE PLAN

         The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our employees and consultants and to promote the success of our business. The Plan may be administered by the

Board of Directors or by a committee appointed by the Board. The Plan is currently administered by the Compensation Committee of the Board. In accordance with the terms of the Plan, the Board or the committee may grant options: (i) intended to qualify as Incentive Stock Options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to employees; or (ii) not intended to qualify as ISOs under Section 422 of the Code ("NSOs") to employees or consultants. Direct stock grants or sales may also be made under the Plan.

         SECURITIES OFFERED. The stock options that may be granted under the Plan may be exercised to purchase shares of our Common Stock, 2,300,000 shares of which presently have been authorized for issuance pursuant to the provisions of the Plan.

         ELIGIBILITY. Employees, defined as any person, including officers and directors, employed by us or any parent or subsidiary of ours, are eligible to be granted options under the Plan. Consultants, defined as any person who is engaged by us or any subsidiary to render consulting services, and who is compensated for such services, and directors whether compensated for such services or not, are also eligible to be granted options under the Plan. If an employee is granted an ISO which, when aggregated with all other ISOs granted to such employee by us, or by any parent or subsidiary, would result in shares of the Common Stock having an aggregate fair market value in excess of $100,000 becoming available for purchase upon the exercise of one or more ISOs during any calendar year, then such excess ISOs shall be treated as NSOs.

         OPTION TERMS. The term of each ISO shall be ten years from the date of grant or such shorter term as may be stated in the agreement granting the ISO; provided, however, that the term of an ISO granted to an employee who, at the time of such grant, owns shares representing more than 10% of the voting power of all classes of our or any parent's or subsidiary's stock, shall be five years from the date of grant or such shorter term as may be stated in the agreement granting the ISO. The term of each NSO shall be ten years and one day from the date of grant or such other term as may be stated in the agreement granting the NSO; provided, however, that the term of a NSO granted to an employee who, at the time of such grant, owns shares representing more than 10% of the voting power of all classes of our or any parent's or subsidiary's stock shall be five years and one day or such shorter term as may be stated in the agreement granting the NSO.

         An option granted pursuant to the provisions of the Plan may be exercised at such times and under such conditions as the Board determines. If an employee to whom an ISO or NSO has been granted ceases to be an employee other than by reason of death or disability, he or she may exercise an ISO or NSO only during such period as the Board specified at the time the ISO or NSO was granted, which period of time may in no event exceed 90 days from the date of termination, and only to the extent that he or she could have exercised it on the date of termination. An option may not be sold, transferred or otherwise disposed of in any manner other than by the laws of descent and distribution. During the lifetime of the person to whom an option was granted, the option generally may be exercised only by the optionee. If an optionee ceases to be an employee or a consultant by reason of disability, then the optionee may exercise the option at any time during the two month period following the date of termination (to the extent that he or she could have exercised it on the date of termination). In the event of the death of an optionee, the option generally may be exercised (to the extent it was exercisable on the date of death) during the 12-month period following the date of death by the optionee's estate or by a person who acquired an option by bequest or inheritance.

         The Board shall determine the exercise price of ISOs granted under the Plan, but the price may not be less than 100% of the fair market value per share of the Common Stock on the date the option is granted, or not less than 110% if granted to an employee owning shares constituting more than 10% of the voting power. The Board shall determine the exercise price of NSOs granted under the Plan, but the price may not be less than 85% of the fair market value per share of the Common Stock on the date the option is granted. The Board shall determine, in its discretion, the fair market value of the Common Stock; provided, however, that if there is a public market for the Common Stock, the fair market value shall be the closing price of a share of the Common Stock on the last market trading day prior to the date of grant of an option or the date of authorization of a sale. The Board shall determine the consideration to be paid upon the exercise of an option or pursuant to a sale, including the method of payment, which may consist of cash, check, transfer of previously owned shares of the Common Stock having a fair market value equal to the option exercise price, delivery of instructions to withhold shares of Common Stock that would otherwise be issued upon the exercise of the option having a fair market value equal to the option exercise price, or any combination of the foregoing methods of payment.

         AMENDMENT OF THE PLAN. The Board may amend or terminate the Plan at any time; provided, however, that no amendment regarding amount, price or timing of the option grants may be made more frequently than once every six months other than to comply with changes in the requirements of the Code or the Securities Exchange Act of 1934. No amendment or termination shall affect any options outstanding at that time. Any amendment that would increase the number of shares that may be issued under the Plan (other than with respect to changes in the capitalization of the Company), modify the requirements as to eligibility for participation in the Plan, or materially increase the benefits accruing to participants in the Plan, must be approved by our shareholders.

         RESALE RESTRICTIONS. Shares of Common Stock purchased under the Plan (whether by the exercise of an option or by direct sale) by our officers and directors, or a beneficial owner of 10% or more of any class of our equity securities, will be eligible for resale in accordance with Rule 144 under the Securities Act of 1933. In addition, affiliates must hold any shares issuable upon the exercise of an option, or a direct grant or sale, for at least six months from the date the option is granted, or from the date the shares are granted or sold, respectively.

FEDERAL INCOME TAX CONSEQUENCES

         Under federal income tax law currently in effect, the optionee of an ISO will recognize no income upon the grant or exercise of the ISO. However, the optionee will have a preference item for alternative minimum tax purposes upon exercise of the ISO in the amount by which the fair market value of the shares subject to the ISO at the time of exercise exceeds the exercise price. If an optionee exercises an ISO and does not dispose of any of the shares acquired within two years following the date of the ISOs grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of such shares will be taxable as capital gain. If an optionee disposes of shares acquired upon exercise of an ISO before the expiration of either the one-year holding period or two years from the date of grant, any amount realized will be taxable as ordinary income in the year of the disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date, or the amount realized on disposition of the shares, exceeds the exercise price.

         There are no federal income tax consequences to us by reason of the grant or exercise of an ISO. In the event of a disqualifying disposition by an optionee, we will be generally entitled to a deduction in the tax year in which the disposition occurred to the extent the optionee recognized ordinary income.

         Under federal income tax law currently in effect, the optionee of a NSO will recognize no income upon the grant of the NSO. At the time the NSO is exercised, the optionee will recognize ordinary income in the amount by which the fair market value of the shares subject to the NSO at the time of exercise exceeds the exercise price, and we will be generally entitled to a deduction for the same amount (conditioned upon proper withholding). Upon the optionee's disposition of shares acquired pursuant to exercise of an NSO, the excess of the amount realized from the disposition over the fair market value of the shares on the exercise date will be taxable as short- or long-term capital gain depending on how long the shares have been held.

PROPOSED AMENDMENT

         If the proposal is adopted, the first paragraph of Section 3 of the Plan will be amended to read as follows:

         Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and/or Sold under the Plan is 2,900,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

VOTE REQUIRED

         This proposal will be approved if a majority of the votes cast on the proposal are voted for approval.

         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE AMENDMENT OF THE 1994 STOCK INCENTIVE PLAN.

                             EXECUTIVE COMPENSATION

         The following table sets forth, for the fiscal year ended December 31, 1999, certain summary information concerning compensation of our named executive officers, or the person serving as our chief executive officer and our four other most highly paid executive officers whose total annual salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                             Long-Term Compensation
                                                                                           ---------------------------
                                                            Annual Compensation                      Awards
                                                   -------------------------------------------------------------------
                                                                                             Securities Underlying
Name and Principal Position                         Year      Salary($)       Bonus($)          Options/SARs(#)
----------------------------------------------------------------------------------------------------------------------

Timothy A. Timmins...............................  1999        $150,026      $   ----                 ----
   President, Chief Executive Officer              1998         150,026          150,000              ----
   and Director                                    1997         150,026            3,000              ----

Gary E. Henry....................................  1999        $164,176          ----                7,500
   Senior Vice President-Operations,               1998         138,220          ----                30,000
   Secretary                                       1997          98,752          ----                28,570

Stebbins B. Chandor, Jr. (1).....................  1999        $159,714          ----                 ----
   Senior Vice President, Chief Financial          1998         119,954          ----                20,000
   Officer and Secretary                           1997         110,417          ----                 ----

Karen L. Johnson.................................  1999        $124,968          ----                 ----
   Senior Vice President-Corporate                 1998         100,154          ----                20,000
   Development                                     1997          88,044          ----                45,712

Hugh Knox (2)....................................  1999        $126,814          ----                 ----
   Vice President-Sales and Marketing              1998          ----            ----                65,000
                                                   1997          ----            ----                 ----
-----------

(1)      Mr. Chandor resigned from the Company effective March 10, 2000.

(2)      Mr. Knox resigned from the Company effective January 18, 2000.

OPTION GRANTS

         During the year ended December 31, 1999, the following named executive officers were granted options to purchase Common Stock pursuant to the Plan.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                 Potential Realizable
                                                                                                  Value at Assumed
                                                                                                 Rates of Stock Price
                                                                                                  Appreciation for
                                      Individual Grants                                            Option Term
----------------------------------------------------------------------------------------------------------------------

                          Number of          % of Total
                         Securities         Options/SARs
                         Underlying          Granted to        Exercise or
                        Options/SARs        Employees in      Base Price      Expiration
       Name              Granted(#)          Fiscal Year        ($/Sh)           Date             5%         10%
------------------------------------------------------------------------------------------     -----------------------

Gary E. Henry               7,500              13.7%              $12.63         6/29/09         $60,259     $158,165


         The following table provides information regarding exercises of options during 1999 and unexercised options held, as of December 31, 1999, by the named executive officers.

 AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                           Number of
                                                                        Securities Under-              Value of
                                                                        lying Unexercised          Unexercised In-the-
                                                                        Options/SARs At            Money Options/SARs
                                                                           FY-End(#)                  at FY-End ($)
                                    Shares
                                    Acquired on     Value Realized        Exercisable/              Exercisable/
Name                                Exercise (#)          ($)             Unexercisable             Unexercisable
----------------------------------- --------------- ---------------- ------------------------ ------------------------

Timothy A. Timmins................        ----           ----               399,981/0               $1,979,906/$0

Gary E. Henry.....................        ----           ----             62,721/49,061           $189,471/$101,806

Stebbins B. Chandor, Jr. (1)......        ----           ----             76,426/15,000           $361,359/$23,400

Karen L. Johnson                          ----           ----             50,406/43,876           $170,347/$137,268

Hugh Knox (2) ....................        ----           ----             16,250/48,750           $73,125/$219,375

-----------

(1) Mr. Chandor resigned from the Company effective March 10, 2000 canceling 13,750 options on the same number of shares.

(2) Mr. Knox resigned from the Company effective January 18, 2000 canceling 40,626 options on the same number of shares.

COMPENSATION COMMITTEE REPORT

         Under rules established by the Securities and Exchange Commission (the "SEC"), we are required to provide certain data and information in regard to the compensation and benefits provided to the Chief Executive Officer and the four other most highly compensated executive officers. In fulfillment of this requirement, the Compensation Committee has prepared the following report for inclusion in this Proxy Statement.

         COMPENSATION PHILOSOPHY. The Compensation Committee of the Board of Directors, which is responsible for reviewing and evaluating the compensation of Metro One's executive officers, approves and recommends to the Board of Directors compensation and award levels for executive officers. With regard to compensation actions affecting Mr. Timmins, all of the members of the Board of Directors except for Mr. Timmins act as the approving body.

         Metro One's executive compensation program has been designed to:

         - Support a pay-for-performance policy that is tied to corporate and individual performance;

         - Motivate executive officers to achieve strategic business initiatives and reward them for their achievement;

         - Provide compensation opportunities which are comparable to those offered by similarly-sized telecommunications and technology-based companies; and

         - Align the interests of executives with the long-term interests of shareholders through award opportunities that can result in ownership of Common Stock.

         The executive compensation program is comprised of a base salary and long-term incentive opportunities in the form of stock options, along with benefits offered to all Metro One employees.

         BASE SALARIES. The 1999 base salaries of Metro One's executive officers were established effective December 1998, except for that of Mr. Timmins, which was established by employment contract in 1995. In approving those salaries, the Compensation Committee considered information about salaries paid by companies of comparable size in the telecommunications outsourcing industry, individual performance, position, and internal comparability considerations. While all of these factors were considered, the Compensation Committee did not assign specific weights to any of these factors.

         STOCK PLANS. The long-term, performance-based compensation of executive officers takes the form of option awards under Metro One's 1994 Stock Incentive Plan (the "Plan"), which is designed to align a significant portion of the executive compensation program with long-term shareholder interests. The Plan permits the granting of several different types of stock-based awards. The Compensation Committee believes that equity-based compensation ensures that Metro One's executive officers have a continuing stake in the long-term success of the Company. All options granted by Metro One have been granted with an exercise price equal to the market price of the Company's Common Stock on the date of grant and, accordingly, will only have value if Metro One's stock price increases. In granting options under the Plan, the Compensation Committee generally takes into account each executive's responsibilities, relative position and past grants.

         CHIEF EXECUTIVE OFFICER COMPENSATION. In 1995, Metro One entered into an employment contract with Mr. Timmins for employment for a five-year period ending in 2000. The amendment allows for a base annual compensation and increases based upon achievement of certain corporate goals and upon a formula tied to Metro One's profitability. The agreement provides for an adjusted base salary for Mr. Timmins of $150,000. The employment agreement provides for annual bonuses up to 100 percent of adjusted base salary for annual earnings per share growth from 8 percent to 30 percent. In developing its recommendations regarding Mr. Timmins' compensation, the Committee considered a number of factors, including analyses of compensation in similarly-sized companies in the telecommunications outsourcing industry, analyses of compensation levels in similar companies in Metro One's local geographic area and Metro One's improved performance in revenue and net income as compared to the prior year.

         On March 6, 2000, and effective as of January 1, 2000, Metro One amended the employment agreement to extend Mr. Timmins' employment contract through December 2002. The amendment provides for an adjusted base salary for Mr. Timmins of $200,000. The amendment also limits annual bonuses to 150 percent of adjusted base salary in any year following a year in which the total net income is less than that of the previous year.

         The employment agreement also provides for payment to Mr. Timmins of one additional year of adjusted base salary and a pro rata portion of annual bonuses in the event of termination of employment upon death or for reasons other than cause, six months additional adjusted base salary and pro rata portion of annual bonuses due to disability, or six months additional adjusted base salary and no bonuses if for cause. Under the employment agreement, Mr. Timmins has been granted certain indemnification rights. In addition, the employment agreement prevents Mr. Timmins from competing with Metro One or soliciting the employment of other individuals employed by Metro One during Mr. Timmins' employment and for a period of one year thereafter. Under the employment agreement, Mr. Timmins may not disclose Metro One's confidential information to outsiders during employment and for a period of two years thereafter.

                                       Compensation Committee

                                       James M. Usdan, Chairman
                                       A. Jean de Grandpre
                                       William D. Rutherford

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         During the fiscal year ended December 31, 1999, the members of the Compensation Committee were Messrs. de Grandpre, Rutherford, and Usdan. There were no employee directors on the Compensation Committee and no Interlocks.

PERFORMANCE GRAPH

         The following graph compares the cumulative total shareowner return on our Common Stock for the period beginning August 23, 1996, the date our Common Stock began trading on the Nasdaq National Market, and ending December 31, 1999, as compared with the cumulative total return on the Russell 2000 Index and a Peer Group Index. The Peer Group consists of: Billing Concepts Corp., Boston Communications Group, Lightbridge, Inc., Premiere Technologies, Inc., SCC Communications Corp. and West Teleservices Corp. The total shareowner return for each company in the Peer Group has been weighted according to the company's stock market capitalization. This graph assumes an investment of $100 on August 23, 1996 in each of the company's common stock, the Russell 2000 Index and the Peer Group Index, and assumes reinvestment of dividends, if any. The stock price performance shown on the graph below is not necessarily indicative of future stock price performance.

         EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC


                                  MTON                   Russell                 Peer Group
         8/23/96                  100.0                   100.0                    100.0
        12/31/96                  76.8                    109.3                    111.7
        12/31/97                  81.7                    131.7                    114.1
        12/31/98                  129.3                   127.2                     51.5
        12/31/99                  126.8                   152.1                     76.1


                             PRINCIPAL SHAREHOLDERS

         The following table shows certain information regarding the ownership of our Common Stock as of November 30, 2000 by the following:

         - Each person we know to beneficially own more than 5% of the outstanding shares of our Common Stock;

         -        Each director;

         -        Each named executive officer; and

         -        All directors and named executive officers as a group.

                                                                            Shares
                                                                          Beneficially      Percent
           Named Executive Officers, Directors and 5% Shareholders(1)       Owned(2)        of Class
           -------------------------------------------------------          -----           --------
   Fidelity Management
        82 Devonshire Street                                              1,354,400(3)       11.6%
        Boston, Massachusetts  01209

   Timothy A. Timmins                                                       423,166          3.6%

   A. Jean de Grandpre                                                      222,071          1.9%

   William D. Rutherford                                                    145,902          1.2%

   David Williams                                                           150,001          1.1%

   James M. Usdan                                                            50,300            *

   Stebbins B. Chandor, Jr. (4)                                              82,076(4)         *

   Gary E. Henry                                                             88,363            *

   Karen L. Johnson                                                          73,155            *

   Hugh Knox (5)                                                             24,374(5)         *

   All directors and executive officers as a group  (9 persons)           1,259,408         10.8%
------------

*     Less than one percent
(1) Unless otherwise indicated, the address of each beneficial owner identified is 11200 Murray Scholls Place, Beaverton, Oregon, 97007.
(2) For purposes of this table, beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes voting power and investment power with respect to shares. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days of November 30, 2000 are considered outstanding for purposes of calculating the percentage owned by a person, but not for purposes of calculating the percentage owned by any other person. The numbers of shares that are issuable upon the exercise of options that are currently exercisable or exercisable within 60 days are as follows: Timothy A. Timmins - 412,480; A. Jean de Grandpre - 157,139;
     William D. Rutherford   104,283; James M. Usdan   50,000; Gary E. Henry -
     86,737; Karen L. Johnson   72,955, David Williams - 20,000.
(3) Based on information provided in Schedule 13G, filed with the Commission on March 10, 2000.

(4) Mr. Chandor resigned from Metro One effective March 10, 2000. Shares beneficially owned is based on the number of shares listed in Metro
     One's definitive proxy statement, filed with the Commission on May 9, 2000. This total includes 4,400 shares of Common Stock Mr. Chandor owned upon his resignation, plus options to purchase 77,676 shares. In accordance with the terms of the Plan, Mr. Chandor exercised all of these options and purchased 77,676 shares of Common Stock subsequent to his resignation. Metro One is unable to ascertain how many shares Mr.
     Chandor currently owns.

(5) Mr. Knox resigned from Metro One effective January 18, 2000. Shares beneficially owned is based on the number of exercisable options held by Mr. Knox upon his resignation from Metro One. In accordance with the terms of the Plan, Mr. Knox exercised all of these options and purchased 24,374 shares of Common Stock subsequent to his resignation. Metro One is unable to ascertain how many shares Mr. Knox currently owns.

         We believe that the persons listed above have sole investment and voting power with respect to their shares of Common Stock. Applicable percentage ownership in the table is based on 11,697,072 shares of Common Stock outstanding as of November 30, 2000.

                                 OTHER BUSINESS

         The Board of Directors does not know of any matters other than those described in the Notice of Special Meeting that are to come before the meeting. If any other matters are properly brought before the meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as recommended by the Board of Directors. Under Oregon law, only business within the purposes described in the meeting notice may be conducted at a special meeting. Accordingly, the only other business would be postponement or adjournment.

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

         Any shareholder proposal intended for inclusion in the proxy statement and form of proxy relating to our 2001 annual meeting of shareholders must be received by us no later than January 9, 2001, pursuant to the proxy soliciting regulations of the Securities and Exchange Commission. Nothing in this paragraph shall be deemed to require us to include in our proxy statement or form of proxy for such meeting any shareholder proposal that does not meet the requirements of the Commission in effect at the time.

                              COST OF SOLICITATION

         We will bear the cost of soliciting proxies. In addition to use of the mails, proxies may be solicited personally or by telephone by our directors, officers and employees, who will not be additionally compensated for these activities. Solicitation may be made personally, or by mail, facsimile, telephone, telegraph or messenger. We will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from these beneficial owners. We will reimburse these persons for their reasonable expenses incurred in that process.

                             ADDITIONAL INFORMATION

         We were required to file an Annual Report on Form 10-K for our fiscal year ended December 31, 1999 with the Securities and Exchange Commission. The Commission maintains a web site, www.sec.gov, that contains reports, proxy statements, and certain other information filed electronically by us with the Commission. Shareholders may obtain, free of charge, a copy of the Form 10-K, without exhibits, by writing to Investor Relations, Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, Oregon 97007 or visiting our web site at www.metro1.com.

                                     By Order of the Board of Directors


                                     Gary E. Henry
                                     Secretary

December __, 2000

                                                     Appendix to Proxy Statement


                       METRO ONE TELECOMMUNICATIONS, INC.

                            1994 STOCK INCENTIVE PLAN
                               DATED JULY 28, 1995
           AS AMENDED DECEMBER 18, 1996, MAY 8, 1997 AND JUNE 29, 1999

     1. PURPOSES OF THE PLAN. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company's business.

     Options granted hereunder may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or "nonqualified stock options," at the discretion of the Board and as reflected in the terms of the written option agreement. In addition, shares of the Company's Common Stock may be Sold hereunder independent of any Option grant.

     2. DEFINITIONS. As used herein, the following definitions shall apply:

          (a) "BOARD" shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

          (b) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          (c) "COMMON STOCK" shall mean the Common Stock of the Company.

          (d) "COMPANY" shall mean Metro One Telecommunications, Inc., an Oregon corporation.

          (e) "COMMITTEE" shall mean the Committee appointed by the Board of Directors in accordance with Section 4(a) of the Plan, if one is appointed.

          (f) "CONSULTANT" shall mean any person who is engaged by the Company or any Subsidiary to render consulting services and is compensated for such consulting services and any director of the Company whether compensated for such services or not.

          (g) "CONTINUOUS STATUS AS AN EMPLOYEE OR CONSULTANT" shall mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than ninety days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

1-STOCK INCENTIVE PLAN

          (h) "EMPLOYEE" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

          (i) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

          (j) "INCENTIVE STOCK OPTION" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          (k) "NONQUALIFIED STOCK OPTION" shall mean an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          (l) "OPTION" shall mean a stock option granted pursuant to the Plan.

          (m) "OPTIONED STOCK" shall mean the Common Stock subject to an Option.

          (n) "OPTIONEE" shall mean an Employee or Consultant who receives an Option.

          (o) "PARENT" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424 of the Code.

          (p) "PLAN" shall mean this 1994 Stock Incentive Plan.

          (q) "SALE" or "SOLD" shall include, with respect to the sale of Shares under the Plan, the sale of Shares for consideration in the form of cash or notes, as well as a grant of Shares without consideration, except past or future services.

          (r) "SHARE" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

          (s) "SUBSIDIARY" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424 of the Code.

     3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and/or Sold under the Plan is 2,300,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

     If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future Option grants and/or Sales under the Plan.

2-STOCK INCENTIVE PLAN

     4. ADMINISTRATION OF THE PLAN.

          (a) PROCEDURES. The Plan shall be administered by the Board of Directors of the Company.

     The Board of Directors may appoint a Committee consisting of not less than two (2) members of the Board of Directors to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

     Members of the Board who are either eligible for Options and/or Sales or have been granted Options or Sold Shares may vote on any matters affecting the administration of the Plan or the grant of any Options or Sale of any Shares pursuant to the Plan, except that no such member shall act upon the granting of an Option or Sale of Shares to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting of Options or Sale of Shares to him.

          (b) POWERS OF THE BOARD. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Incentive Stock Options in accordance with Section 422 of the Code, or Nonqualified Stock Options; (ii) to authorize Sales of Shares of Common Stock hereunder; (iii) to determine, upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock; (iv) to determine the exercise/purchase price per Share of Options to be granted or Shares to be Sold, which exercise/purchase price shall be determined in accordance with
Section 8(a) of the Plan; (v) to determine the Employees or Consultants to whom, and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option; (vi) to determine the Employees or Consultants to whom, and the time or times at which, Shares shall be Sold and the number of Shares to be Sold; (vii) to interpret the Plan; (viii) to prescribe, amend and rescind rules and regulations relating to the Plan; (ix) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (x) to determine the terms and provisions of each Sale of Shares (which need not be identical) and, with the consent of the purchaser thereof, modify or amend each Sale; (xi) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option, (xii) to accelerate or defer (with the consent of the Optionee or purchaser of Shares) the vesting restrictions applicable to Shares Sold under the Plan or pursuant to Options granted under the Plan; (xiii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option or Sale of Shares previously granted or authorized by the Board; (xiv) to determine the restrictions on transfer, vesting restrictions, repurchase rights, or other restrictions applicable to Shares issued under the Plan; (xv) to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of an; or all outstanding Options under the Plan and to grant in substitution therefor new Options under the Plan covering the same or different numbers of Shares, but having an Option price per Share

3-STOCK INCENTIVE PLAN
consistent with the provisions of Section 8 of this Plan as of the date of the new Option grant; (xvi) to establish, on a case-by-case basis, different terms and conditions pertaining to exercise or vesting rights upon termination of employment, whether at the time of an Option grant or Sale of Shares, or thereafter; and (xvii) to make all other determinations deemed necessary or advisable for the administration of the Plan.

          (c) EFFECT OF BOARD'S DECISION. All decisions, determinations determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan or Shares Sold under the Plan.

     5. ELIGIBILITY.

          (a) PERSONS ELIGIBLE. Options may be granted and/or Shares Sold only to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option or Sold Shares may, if he is otherwise eligible, be granted an additional Option or Options or Sold additional Shares.

          (b) ISO LIMITATION. No Incentive Stock Option may be granted to an Employee which, when aggregated with all other Incentive Stock Options granted to such Employee by the Company or any Parent or Subsidiary, would result in Shares having an aggregate fair market value (determined for each Share as of the date of grant of the Option covering such Share) in excess of $100,000 becoming first available for purchase upon exercise of one or more Incentive Stock Options during any calendar year.

          (c) SECTION 5(b) LIMITATIONS. Section 5(b) of the Plan shall apply only to an Incentive Stock Option evidenced by an "Incentive Stock Option Agreement" which sets forth the intention of the Company and the Optionee that such Option shall qualify as an Incentive Stock Option. Section 5(b) of the Plan shall not apply to any Option evidenced by a "Nonqualified Stock Option Agreement" which sets forth the intention of the Company and the Optionee that such Option shall be a Nonqualified Stock Option.

          (d) NO RIGHT TO CONTINUED EMPLOYMENT. The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time.

     6. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company as described in Section 17 of the Plan. It shall continue in effect for a term of ten (10) years, unless sooner terminated under Section 13 of the Plan.

     7. TERM OF OPTION. The term of each Incentive Stock Option shall be ten
(10) years from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement. The term of each Nonqualified Stock Option shall be ten (10) years and one (1) day from the date of grant thereof or such other term as may be provided in the Stock Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the

4-STOCK INCENTIVE PLAN

Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary,
(a) if the Option is an Incentive Stock Option, the term of the Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the Stock Option Agreement, or (b) if the Option is a Nonqualified Stock Option, the term of the Option shall be five (5) years and one (1) day from the date of grant thereof or such other term as may be provided in the Stock Option Agreement.

     8. EXERCISE/PURCHASE PRICE AND CONSIDERATION.

     (a) EXERCISE/PURCHASE PRICE. The per-Share exercise/purchase price for the Shares to be issued pursuant to exercise of an Option or a Sale (other than a Sale which is a grant for which no purchase price is payable) shall be such price as is determined by the Board, but shall be subject to the following:

          (i) In the case of an Incentive Stock Option

               (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the fair market value per Share on the date of the grant.

               (B) granted to any other Employee, the per Share exercise price shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant.

         (ii) In the case of a Nonqualified Stock Option or Sale

               (A) granted or Sold to a person who, at the time of the grant of such Option or authorization of such Sale, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise/purchase price shall be no less than one hundred ten percent (110%) of the fair market value per Share on the date of the grant or authorization of Sale, unless otherwise expressly determined by the Board of Directors.

               (B) granted or Sold to any other person, the per Share . exercise/purchase price shall be no less than eighty-five percent (85%) of the fair market value per Share on the date of grant or authorization of Sale, unless otherwise expressly determined by the Board of Directors.

               (C) Any determination to sell stock at less than fair market value on the date of the grant or authorization of Sale shall be accompanied by an express finding by the Board of Directors specifying that the sale is in the best interest of the Company, and specifying both the fair market value and the grant or sale price of the stock.

5-STOCK INCENTIVE PLAN

         (iii) In the case of an Option granted or Sale authorized on or after the effective date of registration of any class of equity security of the Company pursuant to Section 12 of the Exchange Act and prior to six (6) months after the termination of such registration, the per Share exercise/purchase price shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant or authorization of Sale.

     (b) FAIR MARKET VALUE. The fair market value per Share shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the closing price of the Common Stock for the date of grant or authorization of Sale, as reported in THE WALL STREET JOURNAL (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System) or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange on the date of grant of the Option or authorization of Sale, as reported in THE WALL STREET JOURNAL.

     (c) CONSIDERATION. The consideration to be paid for the Shares to be issued upon exercise of an Option or pursuant to a Sale, including the method of payment, shall be determined by the Board and may consist in whole or part of:

         (i) cash;

         (ii) check;

         (iii) promissory note;

         (iv) transfer to the Company of Shares having a Fair Market Value at the time of such exercise equal to the Option exercise price; or

         (v) delivery of instructions to the Company to withhold from the Shares that would otherwise be issued on the exercise that number of Shares having a Fair Market Value at the time of such exercise equal to the Option exercise price.

     If the Fair Market Value of the number of whole Shares transferred or the number of whole Shares surrendered is less than the total exercise price of the Option, the shortfall must be made up in cash or by check.

     9. EXERCISE OF OPTION.

     (a) PROCEDURE FOR EXERCISE; RIGHTS AS A STOCKHOLDER. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

     An Option may not be exercised for a fraction of a Share.

6-STOCK INCENTIVE PLAN

     An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Each Optionee who exercises an Option shall, upon notification of the amount due (if any) and prior to or concurrent with delivery of the certificate representing the Shares, pay to the Company amounts necessary to satisfy applicable federal, state and local tax withholding requirements. An Optionee must also provide a duly executed copy of any stock transfer agreement then in effect and determined to be applicable by the Board. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

     Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     (b) TERMINATION OF STATUS AS AN EMPLOYEE OR CONSULTANT. If an Employee or Consultant ceases to serve as an Employee or Consultant (as the case may be), he may, but only within three (3) months (or such other period of time not exceeding the limitations of Section 7 above as is determined by the Board at the time of grant of an Option or thereafter) after the date he ceases to be an Employee or Consultant (as the case may be) of the Company, exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

     (c) DISABILITY OF OPTIONEE. Notwithstanding the provisions of Section 9(b) above, in the event an Employee or Consultant is unable to continue his employment or consulting relationship (as the case may be) with the Company as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may, but only within twelve (12) months (or such other period of time not exceeding the limitations of Section 7 above as is determined by the Board at the time of grant of an Option or thereafter) from the date of termination, exercise his Option to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

     (d) DEATH OF OPTIONEE. In the event of the death of an Optionee during the term of the Option who is at the time of his death an Employee or Consultant of the Company and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within twelve (12) months (or such

7-STOCK INCENTIVE PLAN
other period of time not exceeding the limitations of Section 7 above as is determined by the Board at the time of grant of an Option or thereafter) following the date of death, by the Option's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise as of the date of death.

     10. NONTRANSFERABILITY OF OPTIONS. An Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will, or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by the Optionee or, if incapacitated, by his or her legal guardian or legal representative.

     11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or Sales made or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

     In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice or such shorter period as the Board may specify in the notice, and the Option will terminate upon the expiration of such period.

8-STOCK INCENTIVE PLAN

     12. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

     13. AMENDMENT AND TERMINATION OF THE PLAN.

          (a) AMENDMENT AND TERMINATION. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided, however, that if required to qualify the Plan under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, no amendment shall be made more than once every six months that would change the amount, price or timing of the option grants, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the rules and regulations promulgated thereunder; and provided, further, that, if required to qualify the Plan under Rule 16b-3, no amendment shall be made without the approval of the stockholders of the Company in the manner described in Section 17 of the Plan if the amendment would:

               (i) increase the number of Shares subject to the Plan, other than in connection with an adjustment under Section 11 of the Plan;

              (ii) make a change in the designation of the class of Employees or Consultants eligible to be granted Options; or

             (iii) if the Company has a class of equity security registered under Section 12 of the Exchange Act at the time of such revision or amendment, cause any material increase in the benefits accruing to participants under the Plan.

          (b) STOCKHOLDER APPROVAL. If any amendment requiring stockholder approval under Section 13(a) of the Plan is made subsequent to the first registration of any class of equity security by the Company under Section 12 of the Exchange Act, such stockholder approval shall be solicited as described in
Section 17 of the Plan.

          (c) EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     14. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option or a Sale unless the exercise of such Option or consummation of the Sale and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, applicable state securities laws, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange (including NASDAQ) upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

9-STOCK INCENTIVE PLAN

     As a condition to the exercise of an Option or a Sale, the Company may require the person exercising such Option or to whom Shares are being Sold to represent and warrant at the time of any such exercise or Sale that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     15. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     16. OPTION AGREEMENT. Options shall be evidenced by written option agreements in such form as the Board shall approve.

     17. STOCKHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve months before or before or after the date the Plan is adopted. If such stockholder approval is obtained at a duly held stockholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company, such holders being present or represented and entitled to vote thereon. If and in the event that the Company registers any class of any equity security pursuant to Section 12 of the Exchange Act, the approval of such stockholders of the Company shall be:

          (a) SOLICITATION.

               (i) solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, or

              (ii) solicited after the Company has furnished in writing to the holders entitled to vote substantially the same information concerning the Plan as that which would be required by the rules and regulations in effect under
Section 14(a) of the Exchange Act at the time such information is furnished; and

          (b) TIME. Obtained at or prior to the first annual meeting of stockholders held subsequent to the first registration of any class of equity securities of the Company under Section 12 of the Exchange Act.

     If such stockholder approval is obtained by written consent, it must be obtained by the written consent of stockholders of the Company in compliance with the requirements of applicable state law.

10-STOCK INCENTIVE PLAN

     18. SIX MONTH HOLDING PERIOD FOR AFFILIATES. If the Company registers any class of any equity security pursuant to Section 12 of the Exchange Act, then from the effective date of such registration until six (6) months after the termination of such registration (the Public Period), these limits will apply to each officer, director and beneficial owner of ten percent (10%) or more of any class of equity securities of the Company (Affiliates.) During the Public Period, any Affiliate shall hold Shares Sold hereunder at least six months from the date of Sale. During the Public Period, at least six months must elapse from the date of grant of an Option to an Affiliate to the date the Affiliate disposes of the Shares acquired upon exercise of the Option, or (if the Option is disposed of other than by exercise) to the date of disposition of the Option itself.








11-STOCK INCENTIVE PLAN

                       METRO ONE TELECOMMUNICATIONS, INC.
                                   PROXY FORM
                         SPECIAL MEETING OF SHAREHOLDERS
                              ___________ ___, 2000


                    THIS PROXY IS SOLICITED ON BEHALF OF THE
             BOARD OF DIRECTORS OF METRO ONE TELECOMMUNICATIONS, INC.

                              FOLD AND DETACH HERE
        ----------------------------------------------------------------

     The undersigned shareholder of record of Metro One Telecommunications, Inc., an Oregon corporation (the "Company"), hereby appoints Timothy A. Timmins and William D. Rutherford, or either of them, with full power of substitution, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Special Meeting of Shareholders to be held at 3:30 p.m. on January __, 2001, at Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, Oregon, 97007, or any adjournments or postponements thereof upon the matters listed herein AND IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                              FOLD AND DETACH HERE
        ----------------------------------------------------------------

Please mark your votes as indicated in this example  /X/

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ISSUANCE OF COMMON STOCK TO SONERA DESCRIBED IN PROPOSAL I, "FOR" AN AMENDMENT TO THE COMPANY'S 1994 STOCK INCENTIVE PLAN DESCRIBED IN PROPOSAL II, AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned hereby acknowledges receipt of the Company's Proxy Statement and hereby revokes any proxy or proxies previously given.

1.       To approve the sale and issuance of Common Stock to Sonera.

FOR / /         AGAINST / /     ABSTAIN / /

2.       To approve an amendment of the Company's 1994 Stock Incentive Plan.

FOR / /         AGAINST / /     ABSTAIN / /

I PLAN TO ATTEND THE SPECIAL MEETING. / /

I DO NOT PLAN TO ATTEND THE SPECIAL MEETING. / /

Please sign below exactly as your name appears on this Proxy Card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).

If you receive more than one Proxy Card, please sign and return all such cards in the accompanying envelope.

Please return promptly in the enclosed envelope, which requires no postage, if mailed in the U.S.A.

Typed or Printed Name(s)
                        ---------------------------------------

Title or Authority, if applicable
                                 ------------------------------

Authorized Signature
                    -------------------------------------------

Date
    -----------------------------------------------------------

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD TODAY IN THE ENCLOSED, PRE-ADDRESSED ENVELOPE.